Exhibit 10.1

CAPTEX BANK

Construction Loan Agreement

THIS CONSTRUCTION LOAN AGREEMENT (this “Loan Agreement”) is entered into as of October 25, 2022, among ADM ENDEAVORS, INC., a Nevada corporation, and JUST RIGHT PRODUCTS, INC., a Texas corporation (together, the “Borrower”), whose mailing address is 5941 Posey Lane, Haltom City, Texas 76117-5238, and CAPTEX BANK, a Texas banking association (“Lender”), whose mailing address is 106 Hamilton, P.O. Box 4, Trenton, Texas 75490.

Witnesseth

WHEREAS, upon Lender’s approval of Borrower’s application for loan, Lender has agreed to lend the sum of up to Four Million Six Hundred Eighteen Thousand Nine Hundred Sixty and No/100 Dollars ($4,618,960.00) to Borrower (“Loan”), in several advances, to provide funds for the refinance of and construction of improvements on the properties in Tarrant County, Texas commonly known as 1900 East Loop 820, Fort Worth, Texas (the “Fort Worth Property”) and 5941 Posey Lane, Haltom City, Texas (the “Haltom City Property”) and more particularly described on Exhibit “A” and incorporated herein by reference (together, the Fort Worth Property and the Haltom City Property, along with existing improvements, and the improvements to be constructed thereon being herein called the “Property”); and

WHEREAS, pursuant thereto, Borrower and Lender are entering into this Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and to induce Lender to make the Loan to Borrower, Lender and Borrower covenant and agree as follows:

1. Borrower shall, prior to or contemporaneously with the first advance by Lender execute and/or deliver to Lender and/or perform the following (except to the extent waived by Lender):

a. Promissory Note (“Note”) evidencing the Loan in the principal amount of the Loan payable to the order of Lender, bearing interest as therein provided.

b. Two (2) Deeds of Trust and Third-Party Second Lien Deed of Trust (collectively, the “Deed of Trust”), securing payment of the Note and Loan and evidencing first liens on the Fort Worth Property and a second lien on the Haltom City Property, including all improvements now and hereafter constructed thereon, subject only to permitted title exceptions.

c. Loan Policy of Title Insurance, in the amount of the Loan, acceptable to Lender.

d. Insurance policies as required by the Deed of Trust, including, without limitation, a Builder’s Risk policy naming Lender as the mortgagee.

e. Evidence that all applicable zoning ordinances and restrictive covenants affecting the real property permit the use for which the improvements are intended and have been or will be complied with, and that any and all required replatting has been completed and building permits have been issued for the contemplated improvements.

f. Evidence of compliance with all conditions of the commitments issued by the applicable title company and Lender.

g. Evidence of City of Fort Worth zoning compliance, and any further City approvals, including building and government permits for construction of the contemplated improvements.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 1

h. A list of all of the major contractors and sub-contractors for the project to the extent requested by Lender, all of whom must be reasonably acceptable to Lender, but Lender does not assume any responsibility for the adequacy of performance of any such contractors or sub-contractors.

i. Guaranty Agreement executed by Marc Johnson (individually, the “Guarantor”).

j. Construction, architectural, management, or related contracts (collectively, the “Contracts”), approved by Lender in its reasonable discretion.

k. Any assignments, consents, and/or subordinations of the Contracts as Lender may require in its reasonable discretion.

l. Borrower has established, and maintains through the term of the Loan, its operating and construction accounts with Lender.

m. Lender is otherwise satisfied with its due diligence requirements.

2. Prior to any subsequent advances, Borrower shall deliver to Lender, or Lender shall otherwise receive the following:

a. Any items described in Paragraph 1 above not yet received by Lender;

b. Such certificates, approvals and evidences of completion, in whole or part, bills and invoices, as Lender may reasonably request, to reflect the progress of construction;

c. Waivers of lien, executed by the contractors, sub-contractors and materialmen, with respect to labor and materials for the payment of which Lender has made a prior advance;

d. Documents or materials requested by Lender relating to the underwriting of the Loan or the Property not otherwise received by Lender.

3. Borrower agrees to pay to Lender a Loan origination fee in the amount of $46,189.60 and the reasonable attorney’s fees and expenses of Lender’s counsel, title insurance premiums, survey costs, hazard insurance premiums, filing and recording fees, appraisal and survey fees, review fees, title fees, and any actual expenses incurred by the Lender in connection with the consummation of the transactions contemplated by this Loan Agreement.

4. Upon Borrower’s compliance with the provisions of Paragraphs 1, 2, and 3 of this Loan Agreement, and provided that Borrower is not in default hereunder, and subject to all other provisions of this Loan Agreement, Lender will advance and disburse the Loan. Interest on such advances will be computed and paid in accordance with the terms of the Note.

5. In addition to the other provisions herein, advances shall be made on the following terms:

a. Construction advances under this Loan Agreement are to be made by Lender to Borrower after commencement of work hereunder, for work done during the preceding period or part thereof (the advance to which Borrower shall be entitled with respect to construction items shall be the total of the purchase price of materials used in construction on the real property in a manner reasonably acceptable to Lender plus the cost of the portions of the work acceptably completed as reasonably approved by Lender, and application for each advance shall be made with Lender a reasonable time (and in no event less than three (3) business days) before the date upon which an advance is desired). Draw requests must be submitted via fax or email on a form acceptable to Lender. Borrower shall only be entitled to payment in the amount reasonably approved by Lender in accordance with the standards provided by this Loan Agreement.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page2

b. Notwithstanding anything herein to the contrary, Lender has the right to withhold ten percent (10%) of the amount of any advance until lapse of the applicable mechanic and materialman lien statutory period as a contingent account reserve to insure:

i. completion free of liens of all of the improvements contemplated hereby, and

ii. delivery of lien waivers and title updates reasonably satisfactory to Lender.

c. The advances are in accordance with the budget (“Budget”) approved by Lender and which may be attached as Exhibit “B” hereto.

d. No advances shall be made after the Conversion Date (as defined in the Note).

6. Borrower warrants, represents, covenants and agrees as follows:

a. In the event any guaranty of the Loan is withheld or refused, or having been made or issued is for any reason canceled, revoked or unperformed, the entire balance of principal and interest of the Loan, at Lender’s election, shall become immediately due and payable, unless such commitment has been or is promptly replaced by other guaranty or commitment acceptable to Lender, and shall be considered an event of default under the terms of the Note and this Agreement.

b. Prior to the recordation of the Deed of Trust, no work of any kind (including that of destruction or removal of any existing improvements, the drilling of test holes or grading) has been or will be commenced or performed upon said Property, and no material or equipment has been or will be delivered to or upon said Property, and no construction contract has been or will be let for construction or erection of any said contemplated improvements. The signatory below personally certifies such facts.

c. Within ninety (90) days after the earlier of filing or recording the Deed of Trust, Borrower will commence construction of the improvements, and during the term of the loan will complete the same in accordance with the terms and conditions of any contract to purchase all or any portion of the Property or of any permanent commitment to refinance the Loan, subject to delay due to causes beyond the control of the Borrower; including, without limitation, strikes, inclement weather, embargoes, unavailability of materials and acts of God. After construction of the improvements has been commenced, Borrower shall diligently proceed with said construction and will not permit cessation of the work of construction for a period in excess of ten (10) consecutive business days without the written consent of Lender (strikes, acts of God, insurrections, inclement weather, or other causes beyond the control of Borrower excepted).

d. At Lender’s request, Borrower will furnish Lender with a full set of plans and specifications which will be retained in the files of Lender. All work must be performed in accordance with plans and specifications and in a good and workmanlike manner, and any material deviations or changes from said plans and specifications must have prior consent of Lender, not to be unreasonably withheld, to be signed and dated by all principals. Borrower further agrees that it will cause the construction and erection of the Improvements on the Property substantially in accordance with the plans and specifications approved by Lender, in compliance with all acts, statutes, regulations, ordinances, rules, laws, and restrictive covenants relating thereto, and will complete all construction and improvement upon the Property free and clear of any claims or liens for labor or material and accept the final advance of the Loan on or before maturity of the Note. Without the prior consent of Lender, not to be unreasonably withheld, Borrower will make no change in the plans and specifications submitted to the Lender.

e. Lender, or a third party designated by Lender but at Borrower’s expense, shall be given the opportunity and shall have the right to examine and inspect the Property from time to time as the construction and erection thereof progress, it being agreed that construction of the improvements upon the Property and the materials used therein must be satisfactory to Lender before it shall be obligated in any way to make any advance hereunder on account of the Note and Deed of Trust. Lender will disburse funds under its control in connection with said construction only in proportion to the report of construction progress made by an inspector of Lender, accompanied by a proper affidavit from the contractor, retaining at all times sufficient funds which, in the opinion of said inspector, will complete said building. Materials on the job but not incorporated into the improvements cannot be drawn upon.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 3

f. Lender is authorized to hold, use and disburse the proceeds of the Loan to pay and provide any and all costs, charges, expenses and deposits, whatsoever and howsoever incurred or required, in connection with the Loan, the construction and completion of said improvements, or in the payment or performance of any obligation of Borrower to Lender which is secured by the Deed of Trust; and, at its election, to pay the same or any part thereof to Borrower or to the contractor or any other person furnishing labor, supplies, or services for or in connection with the construction or completion of said improvements, and to the holder of any lien, charge or encumbrance on any security for payment of the Loan; and the whole of such proceeds are hereby assigned, transferred and pledged to Lender for such purposes. Lender may advance and incur such reasonable expenses as it may deem necessary to preserve the security of the Loan, which shall be secured by the Deed of the Trust and any other security for the Loan, and Borrower will pay the same upon demand in the event Lender, for the purposes specified in this sub-paragraph (f) shall elect to pay any of the proceeds of the Loan to parties other than the Borrower, Lender may make advances upon the Loan, at any time, from time to time to provide funds for such purposes, irrespective of the provisions of Paragraph 5 of this Loan Agreement, and the amount of advances to which Borrower shall thereafter be entitled under this Loan Agreement shall be correspondingly reduced. Lender shall not be entitled to exercise its rights under this sub-paragraph (f) prior to default.

g. Borrower will accept disbursements after the initial draw in accordance with the provisions hereof and, if made to Borrower, will use or cause each such disbursement to be used solely for the payment of materials, labor, services, costs and expenses incurred in connection with the construction of said improvements or for such additional costs and expenses as are authorized by this Loan Agreement or as may be approved in writing by Lender, and any payment or performance of any obligation of Borrower to Lender, and for no other purpose.

h. Lender has no liability or obligation whatsoever or howsoever in connection with said improvements or the construction or completion thereof or work performed thereon, and has no obligation except to advance the Loan as herein agreed, and is not obligated to inspect said improvements, nor is Lender liable for the performance or default of any contractor or sub-contractor, or for any failure to construct, complete, protect, or insure said improvements, or for the payment of any cost of expense incurred in connection therewith, or for the performance or non-performance of any obligation of Borrower to Lender, and nothing, including, without limitation, any disbursement hereunder, or the deposit or acceptance of any document or instrument, shall be construed as a limitation, any disbursement hereunder, or the deposit or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Lender’s part;

i. In the event of a default hereunder, Lender, at its election, may declare all sums owing on account of the Loan immediately due and payable; may exercise any of the rights provided in the Deed of Trust in the event of default, and may enter upon the Property; employ watchmen to protect the Property (including personal property located thereon) from damage, injury or loss; continue any or all existing contracts for the completion of the improvements, or enter into any new, additional, or substitute contracts for the completion of the improvements, either in Lender’s own name or in the name of the Borrower; and may (but shall not be obligated to) advance such of the undisbursed loan proceeds and Lender’s own funds as may be necessary to remedy such default, including completion of the improvements and, in such event, all such advances shall be secured by the Deed of Trust and by all other security for the Loan, and Borrower will pay the same, together with interest thereon at the maximum lawful rate, to Lender upon demand. In addition, Lender may exercise any and all other remedies available at law or in equity.

j. Lender may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Property or the rights or duties of Lender or Borrower or the payment of any funds hereunder and, in connection therewith, may pay all necessary expenses, including reasonable attorneys’ fees, which Borrower agrees to pay to Lender upon demand. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s agent, to execute, file, and record any notice of completion or cessation of labor or any other notice which Lender deems necessary or advisable to protect its interest hereunder or the security for the Loan. Lender may file and record this Loan Agreement.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page4

k. Borrower may not assign or otherwise transfer this Loan Agreement or any right hereunder without the consent of Lender, which consent shall not be unreasonably withheld; provided, however, that Lender shall be the sole judge of the financial condition of any such assignee or transferee.

l. Borrower shall promptly pay, or cause to be paid when due, all costs, charges and expenses incurred in connection with the construction and completion of said improvements and shall keep the Property free and clear of any and all liens other than the lien of the Deed of Trust. Within ten (10) days after written demand from Lender, Borrower will cause any lien claim filed by any person supplying labor or materials for said construction against the Property to be released of record; or, in lieu thereof, Borrower will furnish Lender with a bond, in form and with sureties satisfactory to Lender, indemnifying Lender against any loss, cost, damage, or expense on account of any such lien claim.

m. Borrower will use reasonable diligence to protect every part of the Property and the materials stored thereon from removal, destruction, and damage, and will not do any act whereby the value of any part of the Property may be materially lessened.

n. A default shall be deemed to have occurred hereunder if any default or event of default occurs under the Note or Deed of Trust (and the continuance thereof beyond any applicable period of grace, notice, or cure provided therein).

o. No waiver of any default on the part of Borrower shall be considered a waiver of any other or subsequent default, and no delay or omission in exercising or enforcing the rights and powers of Lender shall be construed as a waiver of such rights and powers; and likewise, no exercise or enforcement of any rights or powers hereunder by Lender shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.

p. Borrower shall deliver, or cause to be delivered, to Noteholder the following:

i.	Within thirty (30) days after filing, annual income tax returns (including any extensions) for Borrower and Guarantor;

ii.	Within thirteen (13) months of the date of the last one delivered to Lender, financial statements for Guarantor (including contingent liability schedules);

iii.	Within sixty (60) days of each June 30 and December 31, semi-annual financial statements of Borrower; and

iv.	Such other financial information as Lender may from time to time reasonably request.

q. Borrower hereby represents that (i) Borrower and/or its members have contributed capital to the Property in the form of cash (or has paid development expenses out-of-pocket) of at least twenty-nine percent (29%) of the said project’s “as completed” appraised value (the “Capital Contribution”), and (ii) the Capital Contribution was made prior to any advance made by Lender.

7.  Borrower shall cause the Property to maintain a Minimum Debt Service Coverage Ratio of at least 1.25:1, to be tested annually commencing December 31, 2024. For purposes hereof, “Minimum Debt Service Coverage Ratio” means the ratio of Net Income to Debt Service (the evaluation which shall be at the Lender’s sole and absolute discretion), where:

a. “Net Income” means the sum of the following: (1) the net income of Borrower (as computed in accordance with Generally Accepted Accounting Principles and as shown on financial statements delivered by Borrower to Lender but specifically excluding (a) any leases not approved by Lender, and (b) any condemnation or insurance proceeds (other than business interruption proceeds), plus (2) depreciation, plus (3) amortization (EBITDA), plus (4) interest expenses, plus (5) other non-cash expenses before extraordinary items and distributions; and

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 5

b. “Debt Service” means payments due under the Note, other debts owed by Borrower to Lender, and any other current maturities of long-term debt of Borrower (including interest expense) which, in conformity with GAAP, are required to be accounted for on Borrower’s financial statement.

8. Any cost overrun (over and above the Budget) will be paid by Borrower and any significant change order must be submitted in writing to Lender. In the event construction costs increase above the Budget, Lender makes no representations that any such additional costs will be advanced by Lender.

9. The terms and provisions of Article V (Usury Savings Provisions) of the Note are incorporated herein by reference and made a part of this Agreement.

10. This Agreement is made for the sole protection and benefit of Borrower and of Lender and no other person or persons shall be deemed to have any privity of contract hereunder nor any right of action of any kind hereon.

11. Upon Lender’s request, Borrower shall, during the time of interim construction, prominently display a sign advertising the fact that Lender is financing the Land acquisition and the construction of the Improvements.

12. TEXAS FINANCE CODE §307.052 COLLATERAL PROTECTION INSURANCE NOTICE. BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES, (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME THE LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED ABOVE, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

13. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns in the event said party is a corporation or other legal entity, and said party’s respective heirs, executors and personal representatives in the event said party is an individual.

14. The terms and conditions of this Agreement shall be construed pursuant to and in accordance with laws of the State of Texas and all of the covenants and obligations hereunder are fully enforceable and performable in Tarrant County, Texas.

15. The proceeds of the Loan advanced after the date hereof shall be deemed “trust funds” under Chapter 162 of the Texas Property Code.

[Signature Page Follows.]

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 6

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed on the day and year first above written.

LENDER:	BORROWER:

CAPTEX BANK,	ADM ENDEAVORS, INC.,
a Texas banking association	a Nevada corporation

By:	By:	/s/ Marc Johnson
Cade Carpenter, Senior Vice President		Marc Johnson, CEO

JUST RIGHT PRODUCTS, INC.,
a Texas corporation

	By:	/s/ Marc Johnson
Marc Johnson, President

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 7

EXHIBIT A

Legal Description

Property Address: 1900 East Loop 820 Fort Worth, Tarrant County, Texas, 76112

TRACT 1: (FEE SIMPLE)

Being a tract of land situated in the Brandon Survey, Abstract Number 209 in Tarrant County, Texas, same being that tract of land conveyed to Robert S. Grief, by Probate of Foreign Will recorded in Volume 12249, Page 1556, Official Public Records, Tarrant County, Texas (O.P.R.T.C.T.) and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch yellow capped iron rod set for corner, said corner being at the intersection in the Northwest line of East Loop 820 and in the North line of Sheffield Place, from which a 3/4 inch iron rod found bears North 28 degrees 45 minutes 23 seconds East, a distance of 3.51 feet for reference;

THENCE North 89 degrees 53 minutes 56 seconds West, with the North line of said Sheffield Place, a distance of 212.40 feet to a point for corner, said corner being at the Southeast corner of Lot 15, Block 2 of Crescent Place, an Addition in Tarrant County, Texas, Cabinet A, Slide 11480, Plat Records, Tarrant County, Texas (P.R.T.C.T.);

THENCE North 00 degrees 18 minutes 28 seconds West, with the East line of said Crescent Place, passing at 208.74 feet a 1/2 inch iron rod found for reference and continuing in all a distance of 772.06 feet to a 1/2 inch yellow capped iron rod set for corner for corner, said corner being at the Northeast corner of Lot 1, Block 2 of said Crescent Place, an Addition in Tarrant County, Texas, according to the Plat thereof recorded in Cabinet A, Slide 11480, Plat Records, Tarrant County, Texas (P.R.T.C.T.), and being in the South line of Lot 2, Block 23 of Brentwood Hills Addition, an Addition in Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-8, Page 140, Plat Records, Tarrant County, Texas, (P.R.T.C.T.), from which a 1/2 inch iron rod found bears South 81 degrees 11 minutes 09 seconds East, a distance of 9.61 feet for reference;

THENCE North 89 degrees 22 minutes 58 seconds East, a distance of 646.18 feet to a point for corner, said corner being in the Northwest line of aforesaid East Loop 820, being the Southeast corner of Brentwood Hills, an Addition in Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-27, Page 293, Plat Records, Tarrant County, Texas (P.R.T.C.T.);

THENCE South 28 degrees 51 minutes 50 seconds West, with the Northwest line of said East Loop 820, a distance of 889.94 feet to the POINT OF BEGINNING and containing 332,292 square feet or 7.63 acres of land.

TRACT 2: (FEE SIMPLE)

Being a 10.40 acre tract situated in the J.E. Brandon Survey, Abstract Number 209, Tarrant County, Texas, and being that same 10.4 acre tract described as M190 in instrument to Total E&P USA Real Estate, LLC, recorded in Document Number D216266570, of the Real Property Records, Tarrant County, Texas (R.P.R.T.C.T.), and re-filed in Document Number D219187920, R.P.R.T.C.T., said tract also being a portion of Lot 15-R-1, Block 2, of D. M. Davis Subdivision, plat of said subdivision recorded in Cabinet B, Slide 2278, of the Plat Records, Tarrant County, Texas, (P.R.T.C.T.) said 10.40 acre tract being further described by metes and bounds as follows:

BEGINNING at a capped 1/2” iron rod found in the east line of that certain 6.96 acre tract described in instrument to T.E.S.C.O., recorded in Volume 1891, Page 408, of the Deed Records, Tarrant County, Texas, (D.R.T.C.T.), for the southwest corner of Crescent Place, plat of said subdivision recorded in Cabinet A, Slide 11480, P.R.T.C.T., being the northwest corner of said Lot 15-R-1, said Tract M190, and the herein described 10.40 acre tract;

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 8 Exhibit A

THENCE South 89°53’56” East, 685.96 feet, with the north line of said Lot 15-R-1, and said Tract M190, the south line of said Crescent Place, to a MagNail set in the west right-of-way of Sheffield Place, (50 feet wide), as shown on said plat of Crescent Place, for the northerly northeast corner of said Tract M190 and the herein described 10.40 acre tract, said point being in a 60.00 foot radius non-tangent curve to the left;

THENCE 129.25 feet, southeasterly, with the common line of said Tract M190 and said Sheffield Place, and with said 60.00 foot radius non-tangent curve to the left, having a chord bearing of South 61°35’13” East, 105.67 feet, to a capped 1/2” iron rod found for the end of said curve;

THENCE with the easterly north line of said Tract M190, the south right-of-way of said Sheffield Place, the following courses and distances;

1) South 89°53’56” East, 66.92 feet, to a point;

2) South 89°54’44” East, 165.50 feet, to a 1/2” iron rod found for the north corner of a cut-back at the intersection of the south right-of-way of said Sheffield Place with the west right-of-way of East Loop 820, (width varies);

THENCE South 30°30’40” East, 20.60 feet, with said cut-back, to a 1/2” iron rod found for the south corner of said cut-back, and being the easterly northeast corner of said Tract M190 and the herein described 10.40 acre tract;

THENCE South 28°55’21” West, 374.93 feet, with the west right-of-way of said East Loop 820, the east line of said Lot 15-R-1, the northerly east line of said Tract M190, to a capped 1/2” iron rod found for the easterly southeast corner of said Tract M190 and the herein described 10.40 acre tract, said point being the northeast corner of the remainder of said Lot 15-R-1, in the name of New Beginnings International Church;

THENCE over and across said Lot 15-R-1, with the common line of said Tract M190 and said Church remainder tract, the following courses and distances:

1) North 61°38’14” West, 174.03 feet, to a capped 1/2” iron rod found;

2) South 01°19’44” East, 22.28 feet, to a capped 1/2” iron rod found;

3) South 89°48’53” West, 407.83 feet, to a capped 1/2” iron rod found, for the northwest corner of said Church remainder tract, being an interior corner of said Tract M190 and the herein described 10.40 acre tract;

4) South 13°12’42” West, 364.61 feet, to a capped 1/2” iron rod found in the north line of Lot 1, Block 1, Harrod Addition, plat of said subdivision recorded in Volume 388-54, Page 54, P.R.T.C.T., the south line of said Lot 15-R-1, for the southwest corner of said Church remainder tract, being the southerly southeast corner of said Tract M190 and the herein described 10.40 acre tract;

THENCE South 89°41’33” West, 359.97 feet, with the south line of said Lot 15-R-1, the westerly south line of said Tract M190, the north line of said Harrod Addition, and that certain tract described in instrument to Salerno, recorded in Volume 15870, Page 249, R.P.R.T.C.T., to a concrete T.E.S.C.O. monument found in the east line of said T.E.S.C.O. tract, for the northwest corner of said Salerno tract, being the southwest corner of said Lot 15-R-1, said Tract M190 and the herein described 10.40 acre tract;

THENCE North 13°12’42” East, 714.50 feet, with the east line of said T.E.S.C.O. tract, the west line of said Lot 15-R-1, and Tract M190, to the POINT OF BEGINNING, and containing 10.40 acres within the herein described metes and bounds, Bearings, Distances, and/or Areas derived from GNSS observations and reflect N.A.D. 1983, Texas State Plane Coordinate System, North Central Zone 4202. (Grid).

TRACT 3: (EASEMENT ESTATE)

Non-Exclusive Easement rights created by that certain Right-of-way Agreement dated November 13, 2007, executed by New Beginnings International Church to Paloma Barnett, L.L.C., filed of record January 22, 2008, recorded under Clerk’s File No(s) D208021486, Real Property Records, Tarrant County, Texas.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 9 Exhibit A

Property Address: 5941 Posey Lane, Haltom City, Tarrant County, Texas 76117

Tract 1:

Lot 96, NINA’S SUBDIVISION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat thereof recorded in Volume 1481, Page 459, of the Deed Records of Tarrant County, Texas.

SAVE AND EXCEPT ANY IMPROVEMENTS LOCATED ON THE ABOVE-DESCRIBED REAL PROPERTY.

Tract 2:

Lot 99, NINA’S SUBDIVISION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat thereof recorded in Volume 1481, Page 459, of the Deed Records of Tarrant County, Texas.

LESS AND EXCEPT THEREFROM THE FOLLOWING DESCRIBED TRACT OF LAND described in Deed from Donald S. Butler to City of Haltom City, dated January 22, 1999, filed January 25, 1999, and recorded in Volume 13627, Page 23, of the Real Property Records of Tarrant County, Texas, and being more particularly described as follows:

Being 89.716 square meters (965.69 square feet) of land, more or less, out of that certain 0.15610 hectare (0.3857 acre) of land, more or less, situated in the Thomas Akers Survey, Abstract No. 25, Tarrant County, Texas, and being a part of Lot 99, of Nina Subdivision, an addition to the City of Haltom City, Texas, and being part of the land conveyed to Donald S. Butler, by deed recorded in Volume 7468, Page 1085, Deed Record of Tarrant County, Texas, said 89.716 square meters (965.69 square feet) of land being more particularly described by metes and bounds as follows:

BEGINNING at an iron pin found on the southeast property corner of said Donald S. Butler property;

THENCE North 89° 57’ 02” West, a distance of 3.869 meters (12.69 feet) to an iron pin set;

THENCE North 25° 24’ 34” East, a distance of 4.855 meters (15.93 feet) to a point on a circular curve concave to the northwest and having a radius of 288.000 meters (944.88 feet) and a tangent bearing of North 03° 50’ 00” East, said point also being an iron pin set;

THENCE along the arc of said circular curve through a central angle of 04° 31’ 30”, a distance of 22.745 meters (74.62 feet) to an iron pin set;

THENCE North 00° 41’ 30” West, a distance of 39.009 meters (127.98 feet) to an iron pin set;

THENCE South 89° 54’ 43” East, a distance of 1.412 meters (4.63 feet) to a point, said point also being the northeast corner of said Donald S. Butler property;

THENCE South 00° 11’ 29” East, a distance of 66.123 meters (216.94 feet) to the P.O.B.;

AND CONTAINING 89.716 square meters (965.69 square feet) of land, more or less.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 10 Exhibit A

FURTHER SAVE AND EXCEPT ANY IMPROVEMENTS LOCATED ON THE ABOVE-DESCRIBED REAL PROPERTY.

Tract 3:

Lot 100, NINA’S SUBDIVISION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat thereof recorded in Volume 1481, Page 459, of the Deed Records of Tarrant County, Texas.

SAVE AND EXCEPT ANY IMPROVEMENTS LOCATED ON THE ABOVE-DESCRIBED REAL PROPERTY.

Tract 4:

Lot 97, NINA’S SUBDIVISION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat thereof recorded in Volume 1493, Page 299, of the Deed Records of Tarrant County, Texas.

SAVE AND EXCEPT ANY IMPROVEMENTS LOCATED ON THE ABOVE-DESCRIBED REAL PROPERTY.

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 11 Exhibit A

EXHIBIT B

BUDGET

CONSTRUCTION LOAN AGREEMENT ADM ENDEAVORS, INC. and JUST RIGHT PRODUCTS, INC.	Page 12 Exhibit B